UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 23, 2016
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Open Text Corporation
(Exact name of Registrant as specified in its charter)
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Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1
(Address of principal executive offices)
(519) 888-7111
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
Shareholder Rights Plan
On September 23, 2016, the shareholders of Open Text Corporation (the “Company”) approved the continuation, amendment and restatement of the shareholder rights plan (the “Amended Rights Plan”) that the Company and Computershare Investor Services Inc. (the “Rights Agent”) originally entered into as of November 1, 2004, and as previously amended and restated on December 6, 2007, December 2, 2010 and September 26, 2013 (the “Rights Plan”). Upon such shareholder approval, the Amended Rights Plan was entered into as of September 23, 2016. The Rights Agent also acts as transfer agent for the Company, as trustee to the Company's employee benefit trust and from time to time in connection with acquisitions, as escrow agent for the Company.
The Amended Rights Plan continues (with the changes described below) to provide a right (which may only be exercised if a person acquires control of 20% or more of the Company's common shares (“Common Shares”)) for each shareholder, other than the person that acquires 20% or more of the Common Shares, to acquire additional Common Shares at one-half of the market price at the time of exercise. The primary objectives of the Amended Rights Plan are to ensure that, in the context of a bid for control of the Company through an acquisition of the Common Shares, the Board of Directors has sufficient time to assess alternatives for maximizing shareholder value as it considers in its judgment to be in the best interests of the Company, including: continued implementation of the Company’s long-term strategic plans, as these may be modified by the Company from time to time; to provide adequate time for competing bids to emerge; to ensure that shareholders have an equal opportunity to participate in such a bid and to give them adequate time to properly assess the bid; and lessen the pressure to tender typically encountered by a securityholder of an issuer that is subject to a bid.
On February 25, 2016, the Canadian Securities Administrators announced amendments (the “CSA Amendments”) effective May 9, 2016, to the minimum period a take-over bid must remain open for deposits of securities thereunder. The CSA Amendments extended the minimum period from 35 days to 105 days, with the ability of the target issuer to voluntarily reduce the period to not less than 35 days. Additionally, the minimum period may be reduced due to the existence of certain competing take-over bids or alternative change in control transactions. As a result, the only proposed substantive amendments to the Rights Plan are to extend the period of time a Permitted Bid or Competing Permitted Bid, each as defined therein, must remain open. To ensure the Permitted Bid and Competing Permitted Bid definitions in the Rights Plan remain aligned with the minimum period a take-over bid must remain open under applicable Canadian securities laws, the Amended Rights Plan contains the following amendments to the Rights Plan:
•The definition of “Permitted Bid” in the Rights Plan has been amended to require that a Take-over Bid (as defined in the Amended Rights Plan), to be considered a Permitted Bid for purposes of the Amended Rights Plan, must contain, and be subject to, an irrevocable and unqualified condition that no Common Shares will be taken up or paid for pursuant to the Take-over Bid prior to the close of business on the date that is no earlier than the earlier of (1) the date 105 days following the date of the Take-over Bid and (2) the last day of the initial deposit period that the offeror must allow securities to be deposited under the Take-over Bid pursuant to National Instrument 62-104 - Take-Over Bids and Issuer Bids (“NI 62-104”).
•The definition of “Competing Permitted Bid” in the Rights Plan has been amended to require that a Take-over Bid, to be considered a Competing Permitted Bid for the purposes of the Amended Rights Plan, must contain, and the take-up and payment for securities tendered or deposited are subject to, an irrevocable and unqualified condition that no Common Shares will be taken up or paid for pursuant to the Take-over Bid prior to the close of business on the date that is the last day of the initial deposit period that the offeror must allow securities to be deposited under the Take-over Bid pursuant to NI 62-104.
Apart from the above-mentioned amendments and certain other non-substantive amendments of a “housekeeping” nature to permit greater clarity and consistency, the Amended Rights Plan is identical to the Rights Plan in all material respects.
The Amended Rights Plan will remain in force until the earlier of the Termination Time (the time at which the right to exercise rights shall terminate pursuant to the Amended Rights Plan) and the termination of the 2019 annual meeting of the Company's shareholders unless at or prior to such meeting the Company's shareholders ratify the continued existence of the Amended Rights Plan, in which case the Amended Rights Plan would expire at the earlier of the Termination Time and the termination of the 2022 annual meeting of the Company's shareholders.
The foregoing summary of the Amended Rights Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Rights Plan, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As noted in Item 5.07 below, at the Annual and Special Meeting of the shareholders of the Company held on September 23, 2016 (the “Annual Meeting”), the Company's shareholders approved the amendment and restatement of the Company’s 2004 Stock Option Plan reserving for issuance an additional 4,000,000 Common Shares under the 2004 Stock Option Plan (the “Option Resolution”).

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a) At the Annual Meeting, the proposals listed below were submitted to a vote of the shareholders.

(b) At the Annual Meeting, each of the proposals was approved by the shareholders pursuant to the voting results set forth below. Shareholders holding 104,135,548 Common Shares representing 85.74% of the outstanding Common Shares were present in person or by proxy at the Annual Meeting.

Proposal 1 - Election of Directors
The following table sets forth information regarding the election of each of the following nominees as directors of the Company until the next annual meeting of shareholders of the Company or until the successor of such director is duly elected or appointed:

		Outcome of Vote	Votes For		Votes Withheld		Broker Non-Votes
(a)	P. Thomas Jenkins;	Carried by ballot	97,045,452	95.45%	4,623,097	4.55%	2,466,999
(b)	Mark Barrenechea;	Carried by ballot	100,580,494	98.93%	1,088,055	1.07%	2,466,999
(c)	Randy Fowlie;	Carried by ballot	99,215,007	97.59%	2,453,542	2.41%	2,466,999
(d)	Gail E. Hamilton;	Carried by ballot	101,114,444	99.45%	554,105	0.55%	2,466,999
(e)	Brian J. Jackman;	Carried by ballot	90,960,629	89.47%	10,707,920	10.53%	2,466,999
(f)	Stephen J. Sadler;	Carried by ballot	89,275,399	87.81%	12,393,150	12.19%	2,466,999
(g)	Michael Slaunwhite;	Carried by ballot	89,399,672	87.93%	12,268,877	12.07%	2,466,999
(h)	Katharine B. Stevenson; and	Carried by ballot	101,211,960	99.55%	456,589	0.45%	2,466,999
(i)	Deborah Weinstein.	Carried by ballot	90,985,286	89.49%	10,683,263	10.51%	2,466,999
Proposal 2 - Re-Appointment of Independent Auditors
The shareholders approved the re-appointment of KPMG LLP, Chartered Professional Accountants, as the independent auditors of the Company to hold office until the next annual meeting of shareholders or until a successor is appointed, as set forth below:
Votes For    Votes Withheld
102,823,138 (98.74%)    1,310,411 (1.26%)
There were no broker non-votes.
Proposal 3 - The Company's Share Split Resolution
The shareholders approved the adoption of a special resolution authorizing the amendment to the Company's articles pursuant to Section 173 of the Canada Business Corporations Act to change the number of Common Shares, whether issued or unissued, on a two for one basis, such that, when and if such amendment is given effect, each Common Share will become two Common Shares (the “Share Split”), provided that the Board of Directors will have the discretion until the next meeting of shareholders as to whether or not to give effect to the Share Split:
Votes For    Votes Against
101,568,337 (99.90%)    98,211 (0.10%)
There were 2,467,001 broker non-votes.

The Company’s management and the Board of Directors have not determined whether they will implement the Share Split; however they have the flexibility to conduct the Share Split until the next meeting of the shareholders if, in their opinion, it would make the Common Shares more readily accessible to individual shareholders as a result of a lower trading price, and potentially improve the liquidity of the market for the Common Shares and broaden the Company’s shareholder base.
Proposal 4 - Amendment and Restatement of the Shareholder Rights Plan
The shareholders approved the amendment and restatement of the Shareholder Rights Plan, as set forth below:
Votes For    Votes Against
99,573,429 (97.94%)    2,093,120 (2.06%)
There were 2,467,000 broker non-votes.
Proposal 5 - Amendment and Restatement of the 2004 Stock Option Plan
The shareholders approved the amendment and restatement of the 2004 Stock Option Plan reserving an additional 4,000,000 Common Shares for issuance under the 2004 Stock Option Plan, as set forth below:
Votes For    Votes Against
78,878,548 (77.58%)    22,790,000 (22.42%)
There were 2,467,000 broker non-votes.
Item 8.01    Other Events of Importance to Security Holders.
On September 23, 2016, the Company issued a press release announcing the voting results for its election of directors at its Annual Meeting held earlier that day in Waterloo, Ontario. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.1	Amended and Restated Shareholder Rights Plan Agreement between Open Text Corporation and Computershare Investor Services, Inc. dated September 23, 2016
99.1	Press Release issued by Open Text Corporation on September 23, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

September 23, 2016	By:	/s/ Gordon A. Davies
Gordon A. Davies EVP, Chief Legal Officer and Corporate Development

Exhibit Index

Exhibit No.	Description

4.1	Amended and Restated Shareholder Rights Plan Agreement between Open Text Corporation and Computershare Investor Services, Inc. dated September 23, 2016
99.1	Press Release issued by Open Text Corporation on September 23, 2016